                                                                     EXHIBIT 4.3

--------------------------------------------------------------------------------
                                                                  EXECUTION COPY





                          PREMIUM STANDARD FARMS, INC.

                                     Issuer


                              PSF HOLDINGS, L.L.C.

                                   Guarantor



                              FLEET NATIONAL BANK

                                    Trustee

                           ---------------------------

                                   Indenture

                         Dated as of September 17, 1996


                           ---------------------------



                                  $117,500,000

                            11% SENIOR SECURED NOTES
                                    DUE 2003
                             (Partial Pay-in-Kind)




--------------------------------------------------------------------------------

                 Certain Sections of this Indenture relating to
                        Sections 310 through 318 of the
                          Trust Indenture Act of 1939:


Trust Indenture                                                                                  Indenture
  Act Section
---------------
Section  310 (a) (1)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.9
         (a) (2)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.9
         (a) (3)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Not
                                                                                                    Applicable
         (a) (4)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Not
                                                                                                    Applicable
         (a) (5)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Not
                                                                                                    Applicable
         (b)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.8
         (c)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Not
                                                                                                    Applicable
Section  311 (a)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.13
         (b)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.13
         (c)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Not
                                                                                                    Applicable
Section  312 (a)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.1
                                                                                                    7.2 (a)
         (b)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.2 (b)
         (c)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.2 (c)
Section  313 (a)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.3 (a)
         (b)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.3 (a)
         (c)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.3 (a)
         (d)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.3 (b)
Section  314 (a)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.4;
                                                                                                    10.17; 10.22
         (b)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15.2
         (c) (1)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1.2
         (c) (2)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1.2
         (c) (3)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Not
                                                                                                    Applicable
         (d)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15.3
         (e)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1.2
         (f)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1.2
Section  315 (a)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.1, 6.3
         (b)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.2
         (c)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.1
         (d)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.1; 6.3
         (e)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.14
Section  316 (a)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1.1

Trust Indenture                                                                                   Indenture
  Act Section
---------------
last sentence
         (a)(1)(A)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.12
         (a)(1)(B)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.13
         (a)(2)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Not
                                                                                                    Applicable
         (b)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.8
         (c)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1.4 (c)
Section  317 (a)(1)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.3
         (a)(2)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.4
         (b)                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10.3
Section  318 (a)            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1.7

________________

     Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


ARTICLE I -  Definitions and Other Provisions
of General Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 1.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 1.2.     Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         SECTION 1.3.     Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         SECTION 1.4.     Acts of Holders; Record Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         SECTION 1.5.     Notices, Etc., to Trustee and Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         SECTION 1.6.     Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         SECTION 1.7.     Application of Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         SECTION 1.8.     Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         SECTION 1.9.     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         SECTION 1.10.    Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         SECTION 1.11.    Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         SECTION 1.12.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         SECTION 1.13.    Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE II - Security Forms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         SECTION 2.1.     Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         SECTION 2.2.     Forms of Face of Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         SECTION 2.3.     Form of Reverse of Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         SECTION 2.4.     Form of Trustee's Certificate of Authentication . . . . . . . . . . . . . . . . . . . . . . . . . 30
         SECTION 2.5.     Form of Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         SECTION 2.6.     Form of Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE III - The Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         SECTION 3.1.     Title and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         SECTION 3.2.     Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         SECTION 3.3.     Execution, Authentication, Delivery and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . 32
         SECTION 3.4.     Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         SECTION 3.5.     Registration, Registration of Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . 33
         SECTION 3.6.     Mutilated, Destroyed, Lost and Stolen Securities  . . . . . . . . . . . . . . . . . . . . . . . . 35
         SECTION 3.7.     Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . . . . . . . . . . . . . . 35
         SECTION 3.8.     Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         SECTION 3.9.     Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         SECTION 3.10.    Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE IV - Satisfaction and Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         SECTION 4.1.     Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         SECTION 4.2.     Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE V - Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         SECTION 5.1.     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         SECTION 5.2.     Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . . . . . . . . . . . . . 41
         SECTION 5.3.     Collection of Debt and Suits for Enforcement by Trustee . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 5.4.     Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         SECTION 5.5.     Trustee May Enforce Claims Without Possession of Securities . . . . . . . . . . . . . . . . . . . 43
         SECTION 5.6.     Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         SECTION 5.7.     Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         SECTION 5.8.     Unconditional Right of Holders to Receive Principal, Premium and Interest.  . . . . . . . . . . . 45
         SECTION 5.9.     Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         SECTION 5.10.    Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 5.11.    Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 5.12.    Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 5.13.    Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 5.14.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         SECTION 5.15.    Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE VI - The Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         SECTION 6.1.     Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         SECTION 6.2.     Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         SECTION 6.3.     Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         SECTION 6.4.     Not Responsible for Recitals or Issuance of Securities. . . . . . . . . . . . . . . . . . . . . . 49
         SECTION 6.5.     May Hold Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         SECTION 6.6.     Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         SECTION 6.7.     Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         SECTION 6.8.     Disqualification; Conflicting Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
         SECTION 6.9.     Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
         SECTION 6.10.    Resignation and Removal; Appointment of Successor.  . . . . . . . . . . . . . . . . . . . . . . . 51
         SECTION 6.11.    Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         SECTION 6.12.    Merger, Conversion, Consolidation or Succession to Business . . . . . . . . . . . . . . . . . . . 53
         SECTION 6.13.    Preferential Collection of Claims Against Company.  . . . . . . . . . . . . . . . . . . . . . . . 53

ARTICLE VII - Holders' Lists and Reports by Trustee and Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         SECTION 7.1.     Company to Furnish Trustee Names and Addresses of Holders . . . . . . . . . . . . . . . . . . . . 54
         SECTION 7.2.     Preservation of Information; Communications to Holders  . . . . . . . . . . . . . . . . . . . . . 54
         SECTION 7.3.     Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         SECTION 7.4.     Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

ARTICLE VIII - Merger, Consolidation, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         SECTION 8.1.     Company or the Guarantor May Merge, Consolidate, etc....
                            Only on Certain Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         SECTION 8.2.     Successor Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

ARTICLE IX - Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         SECTION 9.1.     Supplemental Indentures Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . 57
         SECTION 9.2.     Supplemental Indentures With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . 58
         SECTION 9.3.     Execution of Supplemental Indentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59


         SECTION 9.4.     Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
         SECTION 9.5.     Conformity with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
         SECTION 9.6.     Reference in Securities to Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . 59
         SECTION 9.7.     Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

ARTICLE X - Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         SECTION 10.1.    Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         SECTION 10.2.    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         SECTION 10.3.    Money for Security Payments to be Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . 61
         SECTION 10.4.    Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
         SECTION 10.5.    Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
         SECTION 10.6.    Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
         SECTION 10.7.    Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
         SECTION 10.8.    Limitation on Consolidated Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         SECTION 10.9.    Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         SECTION 10.10.   Limitations Concerning Disposal of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         SECTION 10.11.   Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
         SECTION 10.12.   Limitation on Issuance of Capital Stock of Subsidiaries . . . . . . . . . . . . . . . . . . . . . 68
         SECTION 10.13.   Dividends and Distributions; Liens Affecting Subsidiaries . . . . . . . . . . . . . . . . . . . . 68
         SECTION 10.14.   Limitations on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 10.15.   Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
         SECTION 10.16.   Limitation on Related Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         SECTION 10.17.   Provision of Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         SECTION 10.18.   Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         SECTION 10.19.   Environmental and Safety Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
         SECTION 10.20.   Statement by Officers as to Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
         SECTION 10.21.   Waiver of Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
         SECTION 10.22.   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
         SECTION 10.23.   Compliance with Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75

ARTICLE XI - Redemption of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
         SECTION 11.1.    Right of Optional Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
         SECTION 11.2.    Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
         SECTION 11.3.    Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
         SECTION 11.4.    Selection by Trustee of Securities to be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . 76
         SECTION 11.5.    Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
         SECTION 11.6.    Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
         SECTION 11.7.    Securities Payable on Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
         SECTION 11.8.    Securities Redeemed in Part                                                                       77

ARTICLE XII - Defeasance and Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
         SECTION 12.1.    Company's Option to Effect Defeasance or Covenant Defeasances . . . . . . . . . . . . . . . . . . 78
         SECTION 12.2.    Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
         SECTION 12.3.    Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
         SECTION 12.4.    Conditions to Defeasance or Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . 79
         SECTION 12.5.    Deposited Money and U.S. Government Obligations to Be
                             Held in Trust; Other Miscellaneous Provisions. . . . . . . . . . . . . . . . . . . . . . . . . 81
         SECTION 12.6.    Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81

ARTICLE XIII - Meeting of Holders of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
         SECTION 13.1.    Purposes for Which Meetings May Be Called . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
         SECTION 13.2.    Call, Notice and Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
         SECTION 13.3.    Persons Entitled to Vote at Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
         SECTION 13.4.    Quorum; Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
         SECTION 13.5.    Determination of Voting Rights; Conduct and Adjournment of Meetings.  . . . . . . . . . . . . . . 83
         SECTION 13.6.    Counting Votes and Recording Action of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . 84

ARTICLE XIV - Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
         SECTION 14.1.    Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
         SECTION 14.2.    Execution and Delivery of Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
         SECTION 14.3.    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
         SECTION 14.4.    No waiver, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
         SECTION 14.5.    Modification, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87

ARTICLE XV - Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
         SECTION 15.1.    Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
         SECTION 15.2.    Recording, Opinion of Counsel, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
         SECTION 15.3.    Trust Indenture Act Requirements; Release of Collateral . . . . . . . . . . . . . . . . . . . . . 90
         SECTION 15.4.    Release of Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
         SECTION 15.5.    Impairment of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
         SECTION 15.6.    Authorization of Receipt of Funds by the Trustee Under the Security Documents . . . . . . . . . . 91

ARTICLE XVI - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
         SECTION 16.1.    Usury Savings Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91

EXHIBIT A - Form of Subsidiary Guaranty Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
EXHIBIT B - Form of Security and Collateral Agency Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1
EXHIBIT C - Form of Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-1
EXHIBIT D - Form of Indemnity, Subrogation and Contribution Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  D-1
EXHIBIT E - Form of Texas Deed of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  E-1
EXHIBIT F - Form of Missouri Deed of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1
EXHIBIT G - Form of Intercreditor Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  G-1
EXHIBIT H - Form of Assignment of Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  H-1
EXHIBIT I - Form of Consent and Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-1

         INDENTURE, dated as of September 17, 1996 between Premium Standard Farms, Inc., a Delaware corporation (herein called the "Company"), having its principal office at Highway 65 North, Princeton, Missouri 64673, PSF Holdings, L.L.C., a Delaware limited liability company (herein called the "Guarantor"), having its principal office at Highway 65 North, Princeton, Missouri 64673, and Fleet National Bank, a national banking association having its principal office at One Monarch Place, Springfield, Massachusetts 01144, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

         WHEREAS, the Company has duly authorized the creation of an issue of up to $117,500,000 aggregate original principal amount of its 11% Senior Secured Notes due 2003 (the "Securities") of substantially the tenor hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company and the Guarantor in accordance with their and its terms, have been done.

         WHEREAS, pursuant to the Amended Joint Plan of Reorganization, dated July 29, 1996 of PSF Finance L.P., a Delaware limited partnership, and certain of its affiliates (the "Plan") confirmed on September 17, 1996 by an order of the bankruptcy court pursuant to Section 1129 of the United States Bankruptcy Code, $117,500,000 aggregate original principal amount of the Securities are to be issued to the holders of, and in exchange for the claims of, the 12% Senior Secured Exchange Notes due 2000, 12% Senior Secured Exchange Discount Notes due 2003, 12 1/4% Senior Secured Exchange Notes due 2004, 12 1/4% Senior Secured Notes due 1997 and 12 1/2% Exchangeable Preference Units of PSF Finance L.P. and to an affiliate of PSF Finance L.P. in exchange for a specified amount of cash and cancellation of certain capital contribution notes held by Collings Farm, Inc., a Missouri corporation.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises, and the exchange of certain claims and the purchase of the Securities by certain Holders pursuant to the Plan, the Company and the Guarantor, jointly and severally, covenant and agree, for the equal and proportionate benefit of all Holders of the Securities, with the Trustee as follows:

                                   ARTICLE I


                        Definitions and Other Provisions
                             of General Application

        SECTION 1.1.              Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:


                 (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                 (4) unless otherwise specifically set forth herein, all calculations or determinations of a person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles;

                 (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                 (6) whenever the Trustee or Collateral Agent requires information as to the rights and obligations of the parties to the Note Agreement (including without limitation the identities of the Purchasers and holders of Second Priority Notes and the amounts of Second Priority Obligations for principal, interest and other claims owed to them each) it may request the Company to provide such information by an Officers' Certificate, upon which the Trustee and Collateral Agent may conclusively rely and which the Company covenants promptly to provide.

         Certain terms, used principally in Article VI (The Trustee), are defined in that Article.

         "Act", when used with respect to any Holder, has the meaning specified in Section 1.4 hereof.

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Disposition" shall mean, with respect to any Person, any sale, lease, transfer, condemnation, loss in an insured event or other disposition (including by way of merger, consolidation or sale and leaseback transaction, but excluding any sales of assets or property that (i) are substantially concurrently replaced with the proceeds of such sale and (ii) are no longer used or useful in the business of such Person) in one transaction or a series of related transactions by such Person or any of its subsidiaries to any Person other than the Guarantor, the Company or any of its Wholly Owned Subsidiaries of (a) any of the Capital Stock of any subsidiary of such Person, (b) all or substantially all of the Real Property, Leaseholds or Personal Property of such Person or any of its subsidiaries or (c) any other Real Property, Leaseholds or Personal Property of such Person or any of its subsidiaries, except, in the case of clause (c), for (i) sales of inventory, livestock, processed pork inventories, breeding stock, grain, feedstock or Hedge Agreements in the ordinary course of business and (ii) any sale, lease, transfer or other disposition in one transaction or a series of related transactions of Real Property, Leaseholds or Personal Property with a value not in excess of $250,000.

         "Assignment of Contracts" shall mean the Assignment of Contracts between the Company and the Collateral Agent, substantially in the form of Exhibit H.

         "Average Life" means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date to the date or dates of each successive scheduled principal payment of such Debt multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

         "Benefit Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 307 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

         "Change of Control" has the meaning specified in Section 10.18.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all of the property and possessions, and the proceeds thereof, pledged and mortgaged under the Security Documents and all the "Trust Premises" as defined in each Mortgage.

         "Collateral Agent" means the Trustee, in its capacity as Collateral Agent under the Security Documents.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means Premium Standard Farms, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman or Vice- Chairman of the Board, its President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Consent and Agreement" shall mean the Consent and Agreement of Pig Improvement Company, Inc., substantially in the form of Exhibit I.

         "Consolidated" means, when used in reference to any term, that term as applied to the accounts of the Company, the Guarantor and all of their Subsidiaries, or such of their Subsidiaries as may be specified, consolidated (or combined) in accordance with generally accepted accounting principles and with appropriate deductions for minority interests in such Subsidiaries.

         "Consolidated EBITDA" means, with respect to any Person for any period, (a) the sum of the amounts for such period of Consolidated Net Income, plus, to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense, (ii) federal, state and local income taxes,
(iii) depreciation expense, (iv) amortization expense and (v) any non-cash charges or non-cash losses, minus (b) to the extent included in determining such Consolidated Net Income, the sum of the amounts for such period of (i) interest income, (ii) any non-cash gains and (iii) any extraordinary gains and gains received by such Person from sales of assets (other than sales of inventory, breeding stock, grain, feedstock or Hedge Agreements in the ordinary course of business).

         "Consolidated Interest Expense" for any Person means for any period the Consolidated interest expense included in a Consolidated income statement (without deduction of interest income) of such Person and its Subsidiaries for such period included in the Consolidated financial statements in accordance with generally accepted accounting principles.

         "Consolidated Net Income" of any Person means for any period the Consolidated net income (or loss) of such Person for such period determined on a Consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or net loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or net loss) of any Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions, (c) the net income (or net loss) of any Person that is not a Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on Asset Dispositions by such Person, (e) all extraordinary gains and extraordinary losses and (f) amortization of any discount arising out of the sale of the Securities.

         "Consolidated Net Worth" of any Person as of any date of determination means the stockholders' equity of such Person and its Subsidiaries at such date determined in accordance with generally accepted accounting principles on a Consolidated basis.

         "Corporate Trust Office" means the principal office of the Trustee in Boston, Massachusetts, New York, New York, or such other jurisdiction within the United States as the Company may approve, at which at any particular time its corporate trust business shall be administered.

         "Corporation" means a corporation, association, company, joint-stock company, partnership or business trust.

         "Credit Agreement" means the Credit Agreement, dated as of September 17, 1996, among the Company, the lending banks identified therein and The Chase Manhattan Bank, a New York banking corporation, as administrative agent for such lending banks, providing initially for a revolving credit loan of up to $60,000,000 (the "Credit Loan") and a term loan of $30,000,000 (the "Term Loan"), secured by a first priority lien on substantially all of the assets of the Company pursuant to the Security Document of even date therewith, as at any time amended, extended or otherwise modified, restated or refinanced.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in currency values.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments including obligations Incurred in connection with the acquisition of property, assets or businesses (but excluding trade accounts payable or similar accrued liabilities arising in the ordinary course of business), (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptance or similar facilities issued for the account of such Person, (iv) every obligation of such Person upon which interest charges are customarily paid, (v) every obligation of such Person issued or assumed as the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or similar accrued liabilities arising in the ordinary course of business), (vi) every Capital Lease Obligation of such Person, (vii) the maximum fixed mandatory redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (ix) every obligation of the type referred to in Clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise, if and to the extent any of the foregoing debt would appear as a liability upon a balance sheet of such person prepared on a Consolidated basis in accordance with generally accepted accounting principles.

         "Defaulted Interest" has the meaning specified in Section 3.7.

         "Effective Date" means the date of the effectiveness of the Plan.

         "Environmental and Safety Laws" mean any applicable treaties, laws, rules, regulations, codes, ordinances, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to employee health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act, the Hazardous Materials Transportation Act and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "Event of Default" has the meaning specified in Section 5.1.

         "Excess EBITDA" shall mean, for any period of four consecutive fiscal quarters, the excess, if any, of (a) the Consolidated EBITDA of the Guarantor, the Company and any Subsidiaries for such period over (b) the Consolidated EBITDA required to have been achieved for such period pursuant to Section 6.12 of the Credit Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Date" has the meaning specified in the definition of Offer to Purchase.

         "Governmental Actions" means authorizations, approvals, consents, waivers, exceptions, licenses, filings, registrations, rulings, permits, certificates, exemptions and other similar actions or requirements by, with of from any Governmental Authority.

         "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee" means the guarantee contained in Article XIV hereof given by the Guarantor or any guarantee contained in a Subsidiary Guarantee Agreement, each as amended, extended or otherwise modified from time to time.

         "Guarantor" means PSF Holdings, L.L.C., a Delaware limited liability company, and its successors and assigns.

         "Hazardous Materials" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental and Safety Law.

         "Hedge Agreement" of any Person means any contract for, or option, put, Currency Agreement or similar arrangement relating to, the purchase by such Person of (a) grain, soy meal and other feed ingredients or related hedging activities conducted in accordance with prudent business practice and
(b) hogs and related hedging activities conducted in accordance with prudent business practice, in each case that are created to protect such Person against price fluctuations and not for speculative purposes.

         "Holder" means a Person in whose name a Security is registered in the Security Register.

         "Inactive Subsidiary" shall mean, at any time, any Subsidiary of the Company that has no Debt at such time, less than $1,000 in assets at such time and has not engaged in any business activities within the previous 6 months.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

         "Indemnity Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, dated of even date herewith, substantially in the form of Exhibit C hereto, as amended, supplemented or otherwise modified from time to time, among the Company and the Subsidiary Guarantors identified therein.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Intercreditor Agreement" shall mean the Intercreditor Agreement, of even date herewith, substantially in the form of Exhibit G hereto, among the Company, the Guarantor, the Collateral Agent and the Senior Collateral Agent.

         "Interest Coverage Ratio" means, with respect to the Company as of any date, the ratio of (i) the aggregate amount of the Consolidated EBITDA of the Guarantor, the Company and their Subsidiaries for the period since the Effective Date but in no event more than four fiscal quarters for which financial information in respect thereof is available immediately prior to such date to (ii) the aggregate amount of the Consolidated Interest Expense of the Guarantor, the Company and their Subsidiaries during such period since the Effective Date but in no event more than four fiscal quarters.

         "Interest Payment Date" has the meaning specified in Section 2.2.

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by any other Person, other than (i) loans or advances made to employees in the ordinary course of business not in excess of $100,000 outstanding at any time to any employee and (ii) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries and any securities received in settlement thereof.

         "Leaseholds" of any Person shall mean all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of Real Property or fixtures annexed or to be annexed thereto.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Majority Holders" means the holders of more than 50% of the sum of
(i) the aggregate outstanding principal amount of the Second Priority Notes and
(ii) the aggregate outstanding amount of the unused Purchase Commitments under the Note Agreement and (iii) the aggregate outstanding principal amount of the Securities at the time outstanding, as respectively determined from the records of the Company and the Security Register, acting as a single class.

         "Management Option Plan" means the 1996 Management Option Plan of the Guarantor.

         "Material Adverse Effect" means (a) a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries (taken as a whole) or (b) a material impairment of the rights of the Holders hereunder.

         "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Member" means a Person admitted as an owner of a membership interest in a limited liability company.

         "Mineral Rights" shall mean rights and interests held by third parties in the oil, gas and other minerals estate (including mineral and royalty interests).

         "Mortgages" means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, amendments and modifications thereto pursuant to Section 2.02 of the Security Agreement or Section 10.22 hereof to effect the security interests intended by the Security Agreement, substantially in the form of Exhibits E and F hereto, as amended, supplemented or otherwise modified from time to time.

         "Morgan Stanley Note Agreement" means the commitment to purchase up to $10,000,000 in aggregate principal amount of Senior Secured Second Priority Notes due 2002 (the "Second Priority Notes") under the Note Purchase Agreement dated as of September 17, 1996, among the Company, the Guarantor and Morgan Stanley Group Inc., as the same may from time to time be amended, extended or otherwise modified, restated or refinanced.

         "MSCP" shall mean Morgan Stanley Capital Partners III, L.P., a Delaware limited liability partnership.

         "MS Group" shall mean Morgan Stanley Group Inc., a Delaware corporation.

         "New Finishing Facility" shall mean a hog finishing facility acquired or constructed by the Company after the Effective Date.

         "New Finishing Facility Debt Service" shall mean, with respect to any New Finishing Facility Debt, for any period the sum of the scheduled principal and interest payments required to be made with respect to such New Finishing Facility Debt during such period. For purposes of Section 10.8(vi), New Finishing Facility Debt that bears interest at a floating rate for any period shall be deemed to bear interest at a fixed rate for such period equal to the interest rate thereon at the beginning of such period.

         "New Finishing Facility Debt" shall mean Debt of the Company (including Debt of others guaranteed by the Company) incurred after the Effective Date to finance the construction or acquisition of New Finishing Facilities, so long as the instruments governing such Debt do not contain (a) any financial covenants or (b) any other covenants or defaults that are more onerous to the Company than those contained in this Agreement (except for any such covenants that relate solely to the New Finishing Facility financed thereby).

         "Non-Surviving Combination" shall have the meaning specified in
Section 8.1.

         "Note Agreement" means the Morgan Stanley Note Agreement.

         "Obligations" shall have the meaning specified in Section 14.1.

         "Offer" has the meaning specified in the definition of Offer to Purchase.

         "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at its address appearing in the Security Register on the date of the Offer, offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 65 days after the date of such Offer and a settlement date (the "Purchase Date") for the purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements, (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase, and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holder to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

                (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

                (2)    the Expiration Date and the Purchase Date;

                (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

                (4) the purchase price (expressed as a percentage of principal amount) to be paid by the Company for each Security accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that Securities tendered must be tendered in an integral multiple of $1,000 principal amount;

                (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

                (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date, such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing;

                (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business two Business Days prior to the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of such tender;

                (11) that if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities; and

                (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with applicable securities laws and regulations and the Offer for such Offer to Purchase. An Offer to Purchase made pursuant to Section 10.10(b) hereof may require Holders to furnish to the Trustee written notice of intention to have securities purchased on or before the date 35 days preceding the Purchase Date as provided in that Section.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary or Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Chief Financial Officer, the Treasurer, the Secretary or the Assistant Secretary of the Company or the Guarantor and delivered to the Trustee and containing the statements provided for in Section 1.2.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee, and containing the statements provided for in Section 1.2.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust for the Holders of such Securities; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; except that if any such Security so called for redemption shall not be paid upon surrender thereof in accordance with said notice, such Security shall be deemed Outstanding until such time as it is paid; and

                (iii) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor of the Securities or an Affiliate of the Company (other than a Permitted Holder) or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or an Affiliate of the Company (other than a Permitted Holder) or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

         "Permitted Holders" means any of Morgan Stanley Co. Incorporated, Putnam Investment Management, GEM Capital Management Inc., The Prudential Insurance Company of America, Loews Corporation and Hanwa Co., Limited, any of the Affiliates of any of them and any funds or institutional accounts managed or advised by any of them.

         "Permitted Investments" shall include:

         (i) certificates of deposit with final maturities of two years or less issued by commercial banks organized under the laws of either the United States of America having capital and surplus in excess of $100,000,000;

         (ii)    commercial paper with minimum grade of A1 or P1;

         (iii) a direct obligation of the United States of America or of a United States of America agency with a maturity of two years or less;

         (iv)    money market preferred stock rated "A" or above;

         (v) shares of money market mutual or similar funds having assets in excess of $100,000,000;

         (vi) Hedge Agreements entered into by the Company or any Subsidiary to the extent any such agreement is otherwise permitted hereunder;

         (vii)   bank accounts maintained in any commercial bank;

         (viii) endorsements of instruments for collection in the ordinary course of business;

         (ix)    Investments in Wholly-Owned Subsidiaries;

         (x) Guarantees by the Company of New Finishing Facility Debt of others; and

         (xi) any Investment made solely with the Proceeds of an Asset Disposition, the payment or application of which is not restricted by Section 10.10;

         "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Personal Property" of any Person shall mean the right, title and interest of such person in assets, properties and items other than Real Property and Leaseholds.

         "Plan" has the meaning set forth in the Recitals hereto.

         "Pledge Agreement" means the Pledge Agreement of even date herewith, substantially in the form of Exhibit C hereto, among the Guarantor, the Company, the Subsidiary Pledgers (as identified therein) and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Proceeds" has the meaning specified in Section 10.10.

         "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

         "Purchase Commitment" means the commitment to purchase $10,000,000 aggregate principal amount of Second Priority Notes at any time outstanding under the Note Agreement.

         "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

         "Purchase Price" has the meaning specified in the definition of Offer to Purchase.

         "Purchasers" shall mean the Purchasers under the Note Agreement.

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Stock.

         "Real Property" of any Person shall mean all the fee ownership right, title and interest of such Person in and to land, improvements therein and thereon, fixtures annexed or to be annexed thereto and any insurance and condemnation proceeds relating thereto other than Leaseholds.

         "Redeemable Stock" of any Person means any equity security of any Person (not including any warrants/stock issued under the Management Option
Plan) that by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Securities.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the fifteenth day of February and August in each year (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters and shall include any officer in its corporate trust department.

         "Restricted Payments" has the meaning specified in Section 10.9.

         "Second Priority Notes" has the meaning specified in the definition of Morgan Stanley Note Agreement.

         "Second Priority Obligations" means the obligations of the Company and the Guarantor under the Morgan Stanley Note Agreement and the Second Priority Notes.

         "Secondary Security" has the meaning specified in Section 3.7.

         "Securities" means the securities designated as such in the first Recital hereto, any Secondary Securities and any Securities issued hereunder upon transfer of, in exchange for or in lieu of any other Security or portion thereof theretofore issued hereunder.

         "Security Agreement" means the Security and Collateral Agency Agreement of even date herewith, substantially in the form of Exhibit B hereto, among the Company, the Guarantor, the Subsidiary Guarantors and the Trustee, as Collateral Agent, for the benefit of the Holders, the Purchasers and the holders of the Second Priority Notes, as amended, supplemented or otherwise modified from time to time.

         "Security Documents" means the Security Agreement, the Pledge Agreement, the Assignment of Contracts, the Mortgages, and each of the ancillary agreements required by any of the foregoing and any agreements and other instruments and documents executed and delivered pursuant to Section 10.22, each as amended, supplemented or otherwise modified from time to time.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

         "Senior Collateral Agent" means The Chase Manhattan Bank, as administrative agent under the Credit Agreement and collateral agent under the security documents relating to the Credit Agreement, and its successors.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

         "Stated Maturity" when used with respect to any Security or any installment of interest thereof means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof but shall not include any Inactive Subsidiary.

         "Subsidiary Guarantee Agreement" shall mean any guarantee agreement, substantially in the form of Exhibit A hereto, executed by a Subsidiary pursuant to Section 10.22, pursuant to which such Subsidiary guaranties payment of the Securities on substantially the same terms and conditions set forth in
Article XIV.

         "Subsidiary Guarantor" means each Subsidiary which executes a Subsidiary Guarantee Agreement.

         "Successor Company" shall have the meaning specified in Section 8.1(b)(2).

         "Surviving Entity" has the meaning specified in Section 8.1(a).

         "Term Loan" has the meaning specified in the definition of "Credit Agreement".

         "Term Loan Payout Date" means the date on which the Term Loan is paid in full, whether upon maturity or by earlier prepayment.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended

         "United States Bankruptcy Code" means Title 11, United States Code, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

         "U.S. Government Obligations" has the meaning specified in Section
12.4.

         "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "Vice President".

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Voting Stock of which (other than director's qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION I.2.      Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act and under this Indenture. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by Officers of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall be in form satisfactory to the Trustee and shall include

           (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

SECTION I.3.      Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION I.4.     Acts of Holders; Record Dates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders must, except as otherwise provided in Article XIII, be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the actions embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be, with regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

         (d)  The ownership of Securities shall be proved by the Security
Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION I.5.     Notices, Etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

             (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, One Federal Street, Boston, Massachusetts 02110, Attention:
           Corporate Trust Department; or

             (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class certified postage prepaid, return receipt requested, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION I.6.     Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION I.7.     Application of Trust Indenture Act.

         The Trust Indenture Act shall apply as a matter of law (or to the extent not so required, as a matter of contract) to this Indenture for purposes of interpretation, construction and definition of the rights and obligations hereunder. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION I.8.     Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION I.9.     Successors and Assigns.

         All covenants and agreements in this Indenture by the Company and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

SECTION I.10.    Separability Clause.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION I.11.    Benefits of Indenture.

         Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and (subject to Article XIII hereof) the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION I.12.    Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN

SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR THE GUARANTOR IN ANY OTHER JURISDICTION.

SECTION I.13.    Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Purchase Date or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be.

                               ARTICLE ARTICLE II


                                 Security Forms

SECTION II.1.    Forms Generally.

         The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

         The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION II.2     Forms of Face of Security.

         The form of the face of the Securities shall be substantially as follows:

              PREMIUM STANDARD FARMS, INC.

                       11% SENIOR SECURED NOTES DUE 2003

No.__________                                                  $______________

         Premium Standard Farms, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal amount of ___________________ Dollars on September 17, 2003, and to pay interest on the unpaid principal amount from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance hereof, at the rate of 11% per annum in cash in United States dollars until the principal hereof is paid or made available for payment and at the rate of 11% per annum on any overdue principal and premium and on any overdue installment of interest (but not to exceed the maximum rate permitted by applicable law) until paid as specified on the reverse hereof; provided, that on each Interest Payment Date prior to the Term Loan Payout Date, the Company may, as hereafter provided, pay such interest in whole or in part through the issuance of additional Securities ("Secondary Securities") in an aggregate principal amount equal to the amount of interest (rounded to the nearest whole dollar) that would be payable with respect to this Security if such interest were paid in cash; provided, further, that interest payable on or after the Term Loan Payout Date or on or after the Maturity of this Security shall be payable only in cash.

         The Company shall pay interest semi-annually on March 15 and September 15 of each year, commencing March 15, 1997 or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date").
The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided (including by issuing Secondary Securities as herein provided) for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         On each such Interest Payment Date prior to the Term Loan Payout Date as provided in the proviso to the first paragraph hereof, the Company may pay interest by the issuance of Secondary Securities and, the Trustee shall, upon the Company's Order, authenticate and deliver Secondary Securities for original issuance to the Holder of this Security on the relevant record date, as shown by the records of the Security Registrar, in the aggregate principal amount required to pay such interest (rounded up to the next whole dollar). Each issuance of Secondary Securities shall be made as nearly as possible pro rata, and any rounding may be made, with respect to the aggregate principal amount of Outstanding Securities held by each Holder.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Trustee, Security Registrar or Paying Agent maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of any interest may be made by mailing a check (or Secondary Securities, if applicable) therefor to the address of the Person entitled thereto as such address shall appear in the Security Register.

         This Security is one of the Securities issued and to be issued from time to time and in accordance with the Indenture (as hereinafter defined), all equally secured by a Security and Collateral Agency Agreement, dated as of even date with the Indenture (hereinafter as amended and supplemented the "Security Agreement") among the Guarantor (as hereinafter defined), the Company and the Trustee, as Collateral Agent, and related Mortgages (collectively, the "Security Documents"), to which Security Documents reference is made for a description of the property mortgaged and pledged (the "security"), the nature and extent of this security, the other indebtedness of the Company secured thereby, and the other provisions thereof; provided, however, that the liens of said Security Documents are subject to the terms and provisions of an Intercreditor Agreement, dated of even date therewith, among the Guarantor, the Company, the Senior Collateral Agent, and the Trustee, as Collateral Agent, to which reference is made for a description of the terms and provisions thereof; and provided, further, that the rights and interests of the holders of the Securities in the proceeds of the security under the Indenture and the Security Documents are junior in priority to those of the holders of the Second Priority Notes (as hereafter defined) of the Company.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: _________________________

                                        PREMIUM STANDARD  FARMS, INC.


                                        By  _________________________________



SECTION II. 3.   Form of Reverse of Security.

         The form of the reverse of the Securities shall be substantially as follows:

         This Security is one of a duly authorized issue of Securities of the Company designated as its 11% Senior Secured Notes due 2003 (the "Securities") issued under an Indenture, dated as of September 17, 1996 (herein called the "Indenture"), between the Company, PSF Holdings, L.L.C., a Delaware limited liability company (the "Guarantor"), and Fleet National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). The Securities are limited in aggregate principal amount to $117,500,000 plus the aggregate principal amount of Secondary Securities issued pursuant to the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         The Securities are subject to redemption, in whole or in part, upon not less than 20 nor more than 60 days' notice by mail, at the election of the Company at any time at the following Redemption Prices (expressed as percentages of principal amount), if redeemed during the 12-month period beginning September 1, of each of the years indicated below:

                                               Redemption
                Year                              Price
                ----                           ----------
                1996                              111%

                1997                              108%

                1998                              105%

                1999                              103%

                2000                              101%

                2001                              100%

The Redemption Prices as defined above, together in the case of any such redemption with accrued interest to the Redemption Date, shall be paid in cash upon surrender of such Securities in accordance with such notice, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, in cash or Secondary Securities, if applicable, all as provided in the Indenture.

         This Security does not have the benefit of any sinking fund.

         The Indenture provides that, subject to certain conditions, if a Change of Control or Asset Disposition occurs, the Company shall be required to make an Offer to Purchase for the Securities at a purchase price equal to 101% of the principal amount thereof or par, as the case may be, together in either case with all accrued and unpaid interest through the Purchase Date.

         Interest on the Debt evidenced by this Security is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of the Debt evidenced by this Security or otherwise, shall the interest contracted for, charged or received by the Holder exceed the maximum amount permissible under applicable law. If under any circumstances whatsoever the fulfillment of any provisions of this Security, the Indenture or any other document evidencing, securing, guaranteeing or otherwise pertaining to the Debt evidenced by this Security, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances any Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Security, the Indenture or any other document evidencing, securing, guaranteeing or otherwise pertaining to the Debt evidenced by this Security or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on the Debt of this Security held by the Holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Debt of this Security held by the Holder, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any Debt of the Company to the Holder, under any specific contingency, exceeds the highest lawful rate, the Company and the Holder shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof,
(c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such Debt so that the actual rate of interest on account of such Debt does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such Debt, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Security and the Indenture.

         In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for defeasance at any time of (i) the entire Debt of this Security and (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth further therein.

         The Indenture and the Security Documents provide that the security described therein is pledged and mortgaged to the Collateral Agent for the benefit of the holders of up to $10,000,000 aggregate principal amount of the Company's Senior Secured Second Priority Notes due 2002 (the "Second Priority Notes") and the Holders of the Securities, provided that the proceeds of such security, if any, shall be applied first to the payment in full of the Second Priority Notes and thereafter to the payment of the Securities.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages of the aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay (subject to Section 16.1 of said Indenture) the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency or through issuance of Secondary Securities, as herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or the office or agency of the Company in New York, New York, or at any other office designated by the Company under the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like tenor and aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, provided, however, that the Company may require payment of (i) a service charge with respect to any transfer or exchange as a result of which the number of Securities not in a denomination of $1,000 or any integral multiple thereof would be increased, and (ii) of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                              --------------------
                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company
pursuant to Sections 10.10 or 10.18 of the Indenture, check the box:         / /

         If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 10.10 or 10.18 of the Indenture, state the amount: $__________

Dated:________________    Your Signature:_______________________________
                     (Sign exactly as name appears on the
                         other side of this Security)

Signature Guaranteed by:


_________________________________
Participant in a Recognized
Signature Guarantee Medallion
Program

SECTION II. 4.  Form of Trustee's Certificate of Authentication.

         The form of certificate of authentication shall be substantially as follows:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities referred to in the within-mentioned Indenture.

                                   FLEET NATIONAL BANK,
                                   as Trustee

Dated:_____________________         By______________________________________
                                         Authorized Signatory

SECTION II.5.    Form of Guarantee.

         The form of guarantee shall be substantially as follows:

         For value received, PSF Holdings, L.L.C., a Delaware limited liability company, hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guarantee are issued, of the principal of, premium (if any) and interest on, such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XIV of the Indenture. The Guarantee of the Security upon which the Guarantee is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.

                                        PSF HOLDINGS, L.L.C.


                                        By __________________________


SECTION II.6.   Form of Legend.

         The form of legend on each Security as required by the Intercreditor Agreement shall be substantially as follows:

         THE LIENS ON THE COLLATERAL WHICH SECURE THE SECURITIES REFERRED TO IN THE WITHIN-MENTIONED INDENTURE, OF WHICH THIS SECURITY IS ONE, ARE SUBJECT TO THE TERMS AND PROVISIONS OF THE WITHIN-MENTIONED INTERCREDITOR AGREEMENT AND SECURITY AGREEMENT.

                                 ARTICLE III


                                The Securities

SECTION III.1.   Title and Terms.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $117,500,000 plus the aggregate principal amount of Secondary Securities issued hereunder, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.4, 3.5, 3.6, 9.6, 10.10, 10.18 and 11.8.

         The Securities shall be known and designated as the "11% Senior Secured Notes due 2003" of the Company. The Stated Maturity of the Securities shall be September 17, 2003. The Securities shall bear interest on the unpaid principal amount of such Securities at the rate of 11% per annum, payable semi-annually on March 15 and September 15, commencing March 15, 1997, until the principal thereof is paid or made available for payment, in the manner set forth in the form of Security and in Section 3.7. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

         The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Trustee, Security Registrar or Paying Agent maintained in New York, New York for such purpose and at any other office or agency maintained for such purpose; provided, however, that, at the option of the Company, payment of any interest may be made by mailing a check (or Secondary Securities, if applicable) therefor to the address of the Person entitled thereto as such address shall appear in the Security Register.

         The Securities shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 10.10 and 10.18 of the Indenture.

         The Securities shall be redeemable as provided in Article XI.

         The Securities shall be subject to defeasance at the option of the Company as provided in Article XII.

SECTION III.2.   Denominations.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1.00 and any integral multiple thereof.

SECTION III.3.   Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by its Chairman of the Board, the Chief Executive Officer, its President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         The Trustee shall authenticate Securities for original issue in an aggregate principal amount of $117,500,000 upon receipt of the following:

         (a) a Company Order for authentication, specifying the name, address, FID number and principal amount for each Holder as provided in the Plan;

         (b)     an executed copy of the Intercreditor Agreement;

         (c)     executed copies of the Security Documents;

         (d) an Officers' Certificate and Opinion of Counsel, each stating, inter alia, that such Securities have been duly and validly issued in accordance with the Plan and this Indenture and are entitled to the rights and benefits set forth herein; and

         (e) an Officer's Certificate stating that the Effective Date has occurred.

         Subject to Section 6.1, the Trustee shall be fully protected in relying upon the foregoing documents.

         At any time and from time to time after the Effective Date and upon notice to the Trustee on or before the relevant Record Date, the Company may deliver Secondary Securities executed by the Company and the Guarantor to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided. In authenticating such Securities, and accepting the additional responsibilities under the Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon an Officers' Certificate and Opinion of Counsel, each dated the date of authentication and stating, inter alia, that such Securities have been duly and validly issued in accordance with the terms of this Indenture and are entitled to the rights and benefits set forth herein.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION III.4.   Temporary Securities.

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such temporary Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the

Corporate Trust Office or any office or agency of the Company designated pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION III.5    Registration, Registration of Transfer and Exchange.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.2 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

         By accepting delivery of their Securities, the Holders accept and agree to be bound by the terms and provisions of this Indenture and the Security Documents.

         Upon surrender for registration of transfer of any Security at the Corporate Trust Office or an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like tenor and aggregate principal amount as the Security transferred or tendered.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company and the Guarantor shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Securities, provided, however, that the Company may require payment of (i) a service charge with respect to any transfer or exchange as a result of which the number of Securities not in a denomination of $1,000 or any integral multiple thereof would be increased, and (ii) of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6, 10.10, 10.18 or 11.8.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.4 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION III.6.   Mutilated, Destroyed, Lost and Stolen Securities.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company and the Guarantor shall execute and upon a Company Order (which requirement may be waived by the Trustee) the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefit of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION III.7.   Payment of Interest; Interest Rights Preserved.

         On each Interest Payment Date prior to the Term Loan Payout Date, the Company may pay interest on each Security through the issuance of additional Securities ("Secondary Securities") in an aggregate principal amount equal to the amount of interest (rounded up to the next whole dollar) that would be payable with respect to such Security if such interest were paid in cash; provided that interest payable on any date on or after the Term Loan Payout Date or on or after the Maturity of any Security shall be payable solely in cash.

         On each such Interest Payment Date, the Trustee shall, upon Company Order, authenticate and deliver Secondary Securities for original issuance to each holder of Securities on the relevant record date, as shown by the records of the Security Register, in the aggregate principal amount required to pay such interest (rounded up to the next whole dollar). Any Secondary Securities so issued shall be dated the applicable Interest Payment Date, shall bear interest from and after such date, shall mature on September 17, 2003, and shall be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as Securities previously issued.

         The Company shall have the right to aggregate amounts of interest payable in the form of Secondary Securities to a Holder of Outstanding Securities and issue to such Holder a single Secondary Security in payment thereof.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for (including by the issuance of Secondary Securities as herein provided), on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount (in the form of money or, if the Term Loan Payout Date has not occurred, at the Company's option, Secondary Securities) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payments, such money or Secondary Securities when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                 (2) The Company may establish a procedure to make payment of any Defaulted Interest consistent with any lawful procedure and with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment is approved by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION III.8    Persons Deemed Owners.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, (and premium, if any) and (subject to Section 3.7) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION III.9.   Cancellation.

         All Securities surrendered for payment, redemption, registration of transfer or exchange or pursuant to any Offer to Purchase pursuant to Sections
10.10 and 10.18 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION III.10.  Computation of Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE VI


                           Satisfaction and Discharge

SECTION IV.1.    Satisfaction and Discharge of Indenture.

         This Indenture shall cease to be of further effect (except as to any surviving obligations of the Company specified below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including, but not limited to, Article XII hereof), when

                 (1)      either

                          (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company or discharged from such trust, as provided in
                 Section 10.3) have been delivered to the Trustee for cancellation; or

                          (B) all such Securities not theretofore delivered to the Trustee for cancellation

                 (i)      have become due and payable, or

                 (ii) will become due and payable at their Stated Maturity within one year, or

                 (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire Debt on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article IV, the Company's obligations with respect to the Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3, obligations of the Company to the Trustee under Section 6.7 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Trustee under Section 4.2 and the last paragraph of Section
10.3 shall survive.

SECTION IV.2.    Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be segregated and held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE V


                                   Remedies

SECTION V.1.     Events of Default.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                 (2) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

                 (3) default in the payment of principal (or premium, if any) or interest pursuant to an Offer to Purchase pursuant to Sections
         10.10 and 10.18; or

                 (4)      default in the performance, or breach, of Section
         8.1; or

                 (5) default under the Second Priority Obligations or any other Debt or other evidence of Debt of the Company or the Guarantor or any Subsidiary in a principal amount of $10,000,000 or more, or under any mortgage, indenture or security agreement with respect thereto, which default shall constitute a failure to pay principal of such Debt when due at final maturity thereof or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

                 (6) default in the performance, or breach, of any covenant, representation or warranty of the Company or the Guarantor in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding

         Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (7) a final judgment or final judgments for the payment of money are entered against the Company or the Guarantor or any Subsidiary in an aggregate amount in excess of $10,000,000 by a court or courts of competent jurisdiction, which judgments remain undischarged, unstayed or unbonded for a period (during which execution shall not be effectively stayed) of 60 days; or

                 (8) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or the Guarantor or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or the Guarantor or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                 (9) the commencement by the Company or the Guarantor or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or the Guarantor or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by the Company or the Guarantor or any Subsidiary in furtherance of any such action; or

                 (10) any Security Document shall, at any time, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Company or the Guarantor or the Collateral Agent shall not have or shall cease to have a valid, perfected and subsisting Lien on the Collateral (other than Collateral released as provided in the Security Documents and the Intercreditor Agreement); or any Lien shall have a priority equal to or greater than the Liens on the Collateral, except as permitted by
         Section 10.14; or

                 (11) this Indenture or the Securities for any reason other than satisfaction in full of the obligations thereunder shall cease to be, or shall be asserted by the Company or the Guarantor not to be, in full force and effect and enforceable in accordance with its terms or is declared null and void.

SECTION V.2.     Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 5.1(8) or (9)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 50% in principal amount of Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount and any accrued interest shall, subject to Section 16.1 hereof, become immediately due and payable. If an Event of Default specified in Section 5.1(8) or (9) occurs, the principal amount of and any accrued interest on the Securities then Outstanding shall, subject to Section 16.1 hereof, become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                 (1) the Company has paid or deposited with the Trustee a sum of money (or, if applicable, Secondary Securities) sufficient to pay

                          (A) all amounts due the Trustee under Section 6.7 and reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                          (B)  all overdue interest on all Securities,

                          (C) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and, interest thereon at the rate provided by the Securities (but not to exceed the maximum rate permitted by applicable law), and

                          (D) interest upon overdue interest at the rate provided by the Securities but not to exceed the maximum rate permitted by applicable law; and

                 (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION V.3.     Collection of Debt and Suits for Enforcement by Trustee.

         The Company covenants that if

                 (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                 (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount (in money and/or Secondary Securities, if applicable) then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, other than costs and expenses incurred through negligence or bad faith.

         If the Company fails to pay such amounts (in money and/or Secondary Securities, if applicable) forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, or subject to Section 5.7 hereof, the Holders of not less than 25% in principal amount of the Outstanding Securities may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION V.4.     Trustee May File Proofs of Claim.

         In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.7.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION V.5.     Trustee May Enforce Claims Without Possession of Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION V.6.     Application of Money Collected.

         Any money or Secondary Securities collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST, to the payment out of any money collected of all amounts due the Trustee under Section 6.7;

                 SECOND, out of any money collected, to the payment in full of the Second Priority Obligations (the amounts so applied to be distributed among the Purchasers and the holders of the Second Priority Notes pro rata first in accordance with the amounts of accrued and unpaid interest on the Second Priority Notes, second in accordance with the amounts of principal due with respect to the Second Priority Notes and third in accordance with the other Second Priority Obligations owed to them on the date of any such distribution);

                 THIRD, to the payment in full of the Securities Obligations (the Secondary Securities so applied to be distributed among the Holders pro rata in accordance with the amounts of interest owed to them and all moneys so applied to be distributed among the Holders pro rata in accordance with the amounts of Securities Obligations owed to them on the date of any such distribution after giving effect to any contemporaneous distribution of Secondary Securities); and

                 FOURTH, to the Grantors, their respective successors or assigns, or as a court of competent jurisdiction may otherwise direct.

SECTION V.7.     Limitation on Suits.

         No Holder of any Security shall have any right to institute any proceeding (including an involuntary proceeding under the United States Bankruptcy Code), judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION V.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 16.1) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of an Offer to Purchase made by the Company and accepted as to such Security, on the Purchase Date) and to institute suit against the Company and/or the Guarantor for the enforcement of any such payment (including the commencement of an involuntary proceeding under the United States Bankruptcy Code), and such rights may not be impaired without the consent of such Holder.

SECTION V.9.     Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION V.10.    Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6 or to unclaimed moneys paid over to the Company under the last paragraph of Section 10.3, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION V.11.    Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or
Article XIV or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION V.12.    Control by Holders.

         The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                 (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION V.13.    Waiver of Past Defaults.

         The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

                 (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

                 (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION V.14.    Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee.





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

SECTION V.15.    Waiver of Stay or Extension Laws.

         The Company and the Guarantor each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                  The Trustee

SECTION VI.1.    Certain Duties and Responsibilities.

         The duties and responsibilities of the Trustee shall be as provided by this Indenture and the Trust Indenture Act. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall not be deemed to have notice of any Event of Default or event which with the passage of time might become an Event of Default unless (i) the Trustee has received written notice thereof, addressed to a Responsible Officer or (ii) in the case of an Event of Default under Section 5.1(1) or 5.1(2), the Trustee to the knowledge of a Responsible Officer is the sole Paying Agent. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         The Trustee is expressly authorized and directed to enter into (i) the Intercreditor Agreement, substantially in the form of Exhibit G hereto, for the purpose of confirming that the lien of the Security Documents on the assets of the Company or the Guarantor is junior to the lien of the security documents relating to the Credit Agreement, (ii) the Security Agreement, substantially in the form of Exhibit B hereto, (iii) any other Security Documents provided for in the Security Agreement and (iv) any related





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

financing statements or other required filings, all as specified in any Officers' Certificates and Opinions of Counsel submitted to the Trustee.

SECTION VI.2.    Notice of Defaults.

         The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.1(6), no such notice to Holders need be given until at least 30 days after the delivery of a Notice of Default as provided herein or such longer period of time as the Trustee shall determine that the withholding of such notice is in the interests of the Holders. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION VI.3.    Certain Rights of Trustee.

         Subject to the provisions of Section 6.1:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Debt or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;





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

                 (f) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                 (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Debt or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                 (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION VI.4.    Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be responsible for the statements relating to the Securities set forth in any Offer, registration statement or private placement memorandum applicable thereto.





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

SECTION VI.5.    May Hold Securities.

         The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION VI.6.    Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or this Agreement. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION VI.7.    Compensation and Reimbursement.

         The Company agrees

                 (A) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (B) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (C) to indemnify the Trustee for, and to hold it harmless against, any loss, liability, damage, cost or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The obligations of the Company under this Section 6.7 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such or otherwise distributable to Holders of Securities, except funds in trust for the benefit of the holders of particular Securities.

         When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 5.1(8) or (9), the





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expenses and the compensation for the services are intended to constitute expenses of administration in proceedings under any law therein referred to.
To the extent that such payment of reasonable compensation, expenses, liabilities and counsel fees out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Securities may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         "Trustee" for purposes of this Section 6.7 shall include any predecessor Trustee, but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 6.7.

SECTION VI.8.    Disqualification; Conflicting Interests.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION VI.9.    Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in the continental United States. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION VI.10.   Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

         (b)  The Trustee may resign at any time by giving written notice
thereof to the Company.   If an instrument of acceptance by a successor Trustee
shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.





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         (c)  The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

         (d)  If at any time:

                 (A) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                 (B) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                 (C) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.
If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The successor Trustee shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.





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SECTION VI.11.   Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION VI.12.   Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to, or successor to the corporate trust business of, such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.





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

SECTION VI.13.   Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                 ARTICLE VII


               Holders' Lists and Reports by Trustee and Company

SECTION VII.1.   Company to Furnish Trustee Names and Addresses of Holders.

         The Company will furnish or cause to be furnished to the Trustee

         (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished pursuant to clause (a) or (b) of this
Section 7.1.

SECTION VII.2.   Preservation of Information; Communications to Holders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION VII.3.   Reports by Trustee.





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

         (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times (May 1, in the case of annual reports) and in the manner provided pursuant thereto.

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION VII.4.   Reports by Company.

         The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                  ARTICLE VIII

                          Merger, Consolidation, Etc.

SECTION VIII.1.  Company or the Guarantor May Merge, Consolidate, etc.... Only
                 on Certain Terms.

         (a) The Guarantor shall not consolidate with or merge into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its properties and assets as an entirety, unless either (i) the Guarantor shall be the continuing Person, or (ii) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance, transfer, lease or disposition the properties and assets of the Guarantor (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America or any state thereof and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Guarantee and the performance and observance of any covenant of this Indenture and the Security Documents on the part of the Guarantor to be performed and observed; and

                 (i) immediately after giving effect to such transaction, and treating any Debt Incurrred by the Guarantor as a result of such transaction as having been Incurred at the time of such transaction, (A) the Guarantor or the Surviving Entity would not be liable with respect to any Debt which is not permitted under Section 10.8 hereof and (B) the Consolidated Net Worth of the Guarantor, the Company or the Surviving





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

                          Entity and their Subsidiaries would be no less than the Consolidated Net Worth of the Guarantor, the Company and their Subsidiaries immediately prior to such transactions.

                 (ii) no Event of Default under Section 5.1 has occurred or is continuing at the time of such transaction; and

                 (iii) the Guarantor has delivered to the Trustee an Officers' Certificate stating that the consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and all conditions precedent herein provided for relating to such transaction have been complied with.

         (b) The Company shall not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties or assets as an entirety, unless:

                (1)    the Company is the surviving Person; or

                (2) in case the Company shall consolidate with or merge with or into another Person or transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties or assets as an entirety, and the Company is not the surviving Person (a "Non-Surviving Combination"), the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, conveyance, sale, lease or otherwise the assets of the Company substantially as an entirety (for purposes of this Article VIII, a "Successor Company") shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed; and

         (i) immediately after giving effect to such transaction, and treating any Debt Incurred by the Company as a result of such transaction as having been Incurred at the time of such transaction, (A) the Company or the Successor Company would not be liable with respect to any Debt which is not permitted under Section 10.8 hereof and (B) the Consolidated Net
                  Worth of the Guarantor, the Company or the Successor Company and their Subsidiaries would be no less than the Consolidated Net Worth of the Guarantor, the Company and their Subsidiaries immediately prior to such transaction;

         (ii) no Event of Default under Section 5.1 has occurred or is continuing at the time of such transaction; and

         (iii) the Company has delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION VIII.2.  Successor Substituted.

         Upon any consolidation or merger, or any conveyance, transfer or lease of the properties and assets of the Company or the Guarantor substantially as an entirety in accordance with Section 8.1, the successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE IX

                            Supplemental Indentures

SECTION IX.I.    Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, herein and in the Securities; or

                 (2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantor; or

                 (3) to secure the Securities pursuant to the requirements of Section 10.22 or otherwise; or

                 (4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent





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

         with the provisions of this Indenture, provided that such action pursuant to this Clause (4) shall not adversely affect the interests of the Holders in any material respect; or

                 (5) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

         The Company shall provide notice of any supplemental indenture to the Holders of Outstanding Securities promptly after the execution of such supplemental indenture pursuant to this Section 9.1, such notice to state the substance of the contents of such supplemental indenture.

SECTION IX.2.    Supplemental Indentures With Consent of Holders.

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby;

                 (1) change the Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency (including Secondary Securities, if applicable) in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof (or, in the case of redemption, on or after the Redemption Date or in the case of an Offer to Purchase which has been made, on or after the applicable Purchase
         Date), or

                 (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                 (3)      modify any of the provisions of this Section, Section
         5.13 or Section 10.21, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

                 (4) following the making of an Offer with respect to an Offer to Purchase pursuant to Section 10.10 or 10.18, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION IX.3.    Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, except for any supplemental indenture required in order to comply with the requirements of the Trust Indenture Act.

SECTION IX.4.    Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION IX.5.    Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION IX.6.    Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article, may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION IX.7.    Revocation and Effect of Consents.





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

         Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                                  ARTICLE X

                                  Covenants

SECTION X.1.     Payment of Principal, Premium and Interest.

         The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION X.2.     Maintenance of Office or Agency.

         The Company will maintain in New York, New York an office or agency of the Trustee, Security Registrar or Paying Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside New York, New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency of the Trustee, Security Registrar or Paying Agent in New York, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.





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SECTION X.3.     Money for Security Payments to be Held in Trust.

         Whenever the Company shall have one or more Paying Agents, it shall, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                 (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon delivery of a Company Request; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.





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SECTION X.4.     Existence.

         Subject to Article VIII, the Company and the Guarantor will, and will cause each of their Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company or the Guarantor shall not be required to preserve any such right or franchise if its Board of Directors or Members, as the case may be, in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Guarantor, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders; and, provided, further, that the Guarantor may convert to a Delaware corporation if its Members determine that such a conversion to corporate form is in its best interests.

SECTION X.5.     Maintenance of Properties.

         The Company and the Guarantor will, and will cause each of their Subsidiaries to, cause all properties used or useful in the conduct of its business or the business of each Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and to comply in all material respects with all applicable laws, rules, regulations (including zoning, building, Environmental and Safety Law, ordinance, code or approval or agreements that affects its properties) and decrees and orders of any Governmental Authority, whether now or hereafter enacted; provided, however, that nothing in this Section shall prevent the Company or the Guarantor from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by its Board of Directors or Members, as the case may be, or by an Officer (or other agent employed by the Company or the Guarantor) of the Company or the Guarantor having managerial responsibility for any such property, in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION X.6.     Payment of Taxes and Other Claims.

         The Company and the Guarantor will, and will cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied upon the income, profits or property of the Company, the Guarantor or such Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company, the Guarantor or any Subsidiaries; provided, however, that neither the Company, the Guarantor nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment,





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charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION X.7.     Maintenance of Insurance.

         The Company and the Guarantor shall, and shall cause each of their Subsidiaries to, keep at all times all of their properties and possessions which are of an insurable nature insured with insurers believed by the Company to be responsible and reputable insurance companies or associations against loss or damage, in such amounts and against such risks as is customary in the hog production and pork processing businesses, and, in any event, at a minimum to the same extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

SECTION X.8.     Limitation on Consolidated Debt.

         Neither the Guarantor nor the Company will, nor will they cause or permit any of their respective Subsidiaries to, Incur any Debt except:

         (i) Debt of the Company and the Guarantor under (A) the Credit Agreement, (B) the Morgan Stanley Note Agreement and the Second Priority Notes and (C) the Securities and this Indenture;

         (ii) Debt of the Company arising from reimbursement and other obligations in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided in the ordinary course of business in an aggregate amount not to exceed $2,500,000 at any time outstanding;

         (iii) Debt of the Company (other than Debt permitted by clause (vi) of this Section) to finance the purchase or lease of equipment, buildings and real estate in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;

         (iv) Debt of the Company Incurred in the ordinary course of business arising from Hedge Agreements;

         (v) Debt arising from intercompany loans between the Guarantor and the Company;

         (vi) New Finishing Facility Debt in an aggregate principal amount not to exceed $15,000,000 at any time outstanding; provided, however, that the Company shall be permitted to incur New Finishing Facility Debt only to the extent that (a) the New Finishing Facility Debt Service with respect thereto (and with respect to all other New Finishing Facility Debt incurred in the same quarter) for the period of four consecutive fiscal quarters following the Incurrence thereof would not exceed one-third of the Excess EBITDA for the period of four consecutive fiscal quarters most recently ended (and until delivery by the Company of the financial statements required by Section 10.17(a) with respect to the fiscal quarter ended September 30, 1996, the aggregate principal amount of New Finishing Facilities Debt that may be Incurred pursuant to this clause (a) shall be deemed to be an amount not in excess of $2,000,000) and (b) the lender or, in the case of any Capital Lease Obligation, the lessor with respect to any New Finishing Facility shall have entered into an agreement, whereby it shall (A) waive any statutory or common law lien it may have on the part of the Collateral located at such New Finishing Facility and (B) grant the Trustee access thereto, whether before or after the occurrence of an Event of Default;

         (vii) Debt assumed in connection with any mergers or consolidations of another Person with the Company or a Subsidiary or in connection with any acquisitions by the Company or a Subsidiary of all or part of the assets of another Person to the extent that the cumulative aggregate consideration (including all such assumed Debt) paid by the Company or a Subsidiary in connection therewith does not exceed $10,000,000, provided, that additional such Debt beyond such $10,000,000 may be incurred only if the aggregate principal amount of such additional Debt shall not exceed 50% of the fair market value of the assets of the other Person being acquired in such merger, consolidation or acquisition;

         (viii) Intercompany loans (A) made by the Company to any Subsidiary that is a Wholly Owned Subsidiary, or (B) made by any Subsidiary to the Company or any other Subsidiary that is a Wholly Owned Subsidiary;

         (ix)    in addition to the Debt permitted by clauses (i) through
                 (viii) of this Section 10.8, the Company may become and remain liable with respect to unsecured Debt, if at the date of and after giving effect to the Incurrence of such Debt on a pro forma basis, the Interest Coverage Ratio is equal to or greater than 2.25 to 1.0; and

         (x) Debt issued in exchange for or the net proceeds of which are used to exchange, refinance or refund outstanding Debt of the Company; in each case that is otherwise permitted by this
                 Section 10.8, so long as (A) the principal amount of any Debt issued pursuant to this clause (x) does not exceed the principal amount of, premium, if any, and accrued interest on, and fees and expenses with respect to, the respective Debt exchanged, refinanced or refunded, plus any transaction costs, fees and expenses incurred in connection with or related to such exchange, refinancing or refunding, (B) the Debt issued pursuant to this clause (x) does not mature prior to the stated maturity of, and does not have an Average Life shorter than the remaining Average Life of, the respective Debt exchanged, refinanced or refunded, and (C) where





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

                 the Debt exchanged, refinanced or refunded is subordinated to the obligations of the Company or such Subsidiary under this Indenture, the respective Debt issued pursuant to this clause
                 (x) is, to the same extent, also subordinated to such obligations.

SECTION X.9.     Limitation on Restricted Payments.

         (a) Neither the Guarantor nor the Company will, nor will they cause or permit any of their respective Subsidiaries to, directly or indirectly:

         (i) declare or pay any dividend or make any distribution, of any kind or character (whether in cash, property or securities), in respect of the Capital Stock of the Guarantor, the Company or any Subsidiary, excluding any dividends or distributions payable solely in shares of such Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire such Capital Stock (other than Redeemable Stock);

         (ii) purchase, redeem or otherwise acquire or retire for value any such Capital Stock of the Guarantor, the Company or any Subsidiary;

         (iii) make any Investment in, or payment on a guarantee of any obligation of, any Person other than the Guarantor, the Company or a Subsidiary; and

         (iv) redeem, defease (including, but not limited to, legal or covenant defeasance), repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt (other than the Securities) which is subordinate in right of payment to the Securities;

(the transactions described in Clauses (i) through (iv) being referred to herein as "Restricted Payments"), if at the time of and after giving effect to any proposed Restricted Payment:

         (A) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing; or

         (B) the aggregate of all Restricted Payments from the date of this Indenture exceeds the sum of

                          (I) 50% of cumulative Consolidated Net Income of the
                 Guarantor, the Company and their Subsidiaries (or, in the case Consolidated Net Income of the Guarantor, the Company and their Subsidiaries shall be negative, less 100% of such deficit) from the date of this Indenture through the last day of the last full fiscal quarter immediately preceding such Restricted Payment; plus





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                        (II) the net proceeds received by the Company or the
                 Guarantor from the issuance or sale of Debt that is convertible into Capital Stock after the date of this Indenture, to the extent that such Debt has been actually converted into Capital Stock (other than Redeemable Stock) through the last day of the last full fiscal quarter immediately preceding such Restricted Payment.

         (b)  Notwithstanding anything to the contrary contained in this
Section 10.9, the following Restricted Payments will be permitted on the respective terms and conditions specified below:

         (i) any Restricted Payment declared or made between Guarantor and the Company;

         (ii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Guarantor (including options on such shares or related Capital Stock appreciation rights or similar securities) held by officers or employees, or former officers or employees (or their estates or beneficiaries thereunder), or by any Benefit Plan, upon death, disability, retirement or termination of employment or pursuant to the terms of such Benefit Plan or any other related agreement, provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement after the Closing Date shall not exceed $1,000,000 in any one year;

         (iii) the purchase of shares of Capital Stock of the Guarantor for the purpose of contributing such Capital Stock to any Benefit Plan or permitting any Benefit Plan to make payments to the participants therein in cash rather than in such shares of Capital Stock;

         (iv) a Wholly Owned Subsidiary of the Company may (x) declare and pay dividends or make distributions to the Company or any other Wholly Owned Subsidiary of the Company and (y) transfer any of its properties or assets to the Company or any other Wholly Owned Subsidiary of the Company;

         (v)     Permitted Investments; and

         (vi) dividends or other distribution in respect of the Company's Capital Stock up to 50% of cumulative Consolidated Net Income of the Guarantor, the Company and their Subsidiaries from the date of this Indenture through the last day of the last full final quarter immediately preceding such Restricted Payment.

provided that, in the case of any Restricted Payment made pursuant to paragraph
(ii) or (iii) above, no Default or Event of Default shall have occurred and be continuing, or shall occur as a consequence thereof.





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SECTION X.10     Limitations Concerning Disposal of Assets.

         (a) Neither the Guarantor nor the Company will, nor will they cause or permit any Subsidiary to, make any Asset Disposition unless:

              (i) (A) 75% of the consideration received from any such Asset Disposition is received in cash, net of all legal, title and recording tax expenses, commissions and other reasonable fees and expenses incurred, and any taxes actually payable as a consequence of such disposition (the "Proceeds") and (B) such consideration is at least equal to the fair market value (as determined in good faith by the Board of Directors or the President or the Chief Financial Officer or acting Chief Financial Officer of the Company or the Guarantor) of the assets being sold; and

              (ii)     (A) the Proceeds are applied to purchase, or such
                       Person enters into a definitive agreement to purchase,
                       within 180 days after receipt of such    Proceeds, assets
                       or businesses used or engaged in the line of business referred to in Section 10.16 hereof; and (B) to the extent Proceeds are not applied as provided in clause
                       (A), either to repay within 180 days after the date of such receipt with respect to the Term Loan or Morgan Stanley Note Agreement in the amount of such Proceeds or to make an Offer to Purchase in accordance with Section 10.10(b) hereof Securities at 100% of their principal amount plus accrued interest, or both.

         (b) If all or a portion of the Proceeds of any Asset Disposition are to be applied to make an Offer to Purchase pursuant to Section 10.10(a)(ii)(B) hereof, the Company shall, within 180 days after receipt of such Proceeds, deliver to the Trustee an Officers' Certificate stating its intention to offer to purchase Securities pursuant to that Section. Within 15 days thereafter, the Trustee shall in accordance with Section 11.4 hereof select the Securities which are to be the subject of such offer. Within 15 days thereafter, the Company shall mail or cause the Trustee to mail an Offer to Purchase to each Holder whose Securities have been selected to be the subject of such an Offer to Purchase. The Offer to Purchase shall offer to purchase Securities, the aggregate principal amount of which (including any Secondary Securities issued with respect thereto between the date of the offer to Purchase and the Purchase
Date), together with accrued interest thereon to the Purchase Date, shall equal to the amount of Proceeds required to be so applied.

         A Holder receiving an Offer to Purchase pursuant to this Section may elect to have purchased the Securities to which the Offer to Purchase relates by furnishing to the Trustee on or before 35 days preceding the Purchase Date, written notice of its election to have all such Securities so purchased. In the event that less than all of the Holders receiving an Offer to Purchase elect to have the Securities subject thereto purchased, the Company or the Trustee (in the name of the Company and at its expense) shall, no later than





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25 days preceding the Purchase Date, mail an additional Offer to Purchase to the Holders of the Securities, if any, who have provided written notice of election to have Securities purchased and all of whose Securities would not otherwise have been purchased.

         The Company shall perform its obligations specified in the Offer to Purchase. Prior to the Purchase Date, the Company shall (i) accept for purchase Securities or portions thereof tendered pursuant to the Offer to Purchase, (ii) deposit with the Trustee money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted, and (iii) deliver to the Trustee all the Securities so accepted together with an Officers' Certificate stating Securities or portions thereof accepted for payment by the Company. The Trustee shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.

SECTION X.11.    Permitted Investments.

         The Company shall not, nor will any Subsidiary be permitted to, make any Investment other than a Permitted Investment.

SECTION X.12.    Limitation on Issuance of Capital Stock of Subsidiaries.

         The Company and the Guarantor shall not permit, directly or indirectly, any Subsidiary that owns (or has a Subsidiary that owns) any Collateral or that guarantees (or has a Subsidiary that guarantees) any obligation under this Indenture to issue or sell any shares of its Capital Stock, except to the Company or a Wholly Owned Subsidiary of the Company.

SECTION X.13.    Dividends and Distributions; Liens Affecting Subsidiaries.

         The Company and the Guarantor will not, and will not permit any Subsidiary of the Company to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary owned by the Company, the Guarantor or any other Subsidiary, (b) pay any Debt owed to the Company, the Guarantor or any Subsidiary, (c) make loans or advances to the Company, the Guarantor or any Subsidiary or (d) transfer any of its property or assets to the Company, the Guarantor or any Subsidiary; provided, however, that this Section 10.13 shall not restrict or prohibit any such encumbrances or restrictions existing:

                (i) in this Indenture or any agreement in effect on the Effective Date or in any amendments, restatements, refinancings or other modifications of this Indenture or any such other agreement, provided





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         that the encumbrance or restrictions contained therein are comparable to, or no less restrictive than, those originally set forth therein;

                (ii) under or by reason of applicable law, rule or regulation (including applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                (iii) with respect to any Person or the property or assets of such Person acquired by the Company or any Subsidiary at the time of such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person; or

                (iv)      in the case of clause (d) of this Section     10.13,
         that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset.

SECTION X.14.    Limitations on Liens.

         The Guarantor and the Company shall not, and shall not permit any of their Subsidiaries to, Incur any Lien on property or assets now owned or hereinafter acquired; except for:

         (a) Liens Incurred to secure the Credit Agreement, the Morgan Stanley Note Agreement and the Securities and this Indenture;

         (b)     Liens on equipment to secure Debt permitted pursuant to
Section 10.8(iii);

         (c) Liens securing Debt permitted pursuant to Section 10.8(x) to the extent issued in exchange for, or the net proceeds of which are used to exchange, refinance or refund, directly or indirectly, Debt referred to in Sections 10.8(i)(A) and (B), 10.8(iii), 10.8(vi) or 10.8(vii);

         (d) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with generally accepted accounting principles;

         (e) Landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

         (f) Pledges or deposits made in the ordinary course of business in connection with (A) leases, performance bonds and similar obligations, (B) workers' compensation, unemployment insurance and other social security legislation, (C) Liens imposed under the Packers and Stockyards Act of 1921, as amended from time to time, and (D) to secure the performance of surety bonds and appeal bonds required (1) in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or a Subsidiary or (2) in connection with judgments that do not exceed $250,000 in the aggregate;

         (g) Liens, easements, rights-of-way, zoning restrictions, Mineral Rights and other similar restrictions, charges or encumbrances which do not interfere with the ordinary conduct of the business of the Company and which do not materially detract from the value of the property to which they attach or materially impair the use thereof by the Company, the Guarantor or any Subsidiary;

         (h) Any attachment or judgment Lien, unless the judgment it secured shall not, within 30 calendar days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 calendar days after the expiration of any such stay;

         (i) Liens securing Debt permitted by Section 10.8(vii), provided that such Liens attach solely to the assets of the acquired entity and do not extend to or cover any other assets of the Company or any of its Subsidiaries;

         (j) Liens in favor of the Trustee for its own benefit and for the benefit of the Holders;

         (k) Any interest or title of a lessor pursuant to a lease constituting a Capital Lease Obligation;

         (l) Any renewal of or substitution for any Lien permitted by any of the preceding clauses, provided that the Debt secured is not increased nor the Lien extended to any additional assets (other than proceeds and accessions);

         (m) Liens upon New Finishing Facilities to secure New Finishing Facility Debt permitted hereunder;

         (n) Liens on any Hedge Agreements resulting solely from the purchase of such Hedge Agreements on margin; and

         (o) Liens (including Liens consisting of Mineral Rights) in existence on the Effective Date. and identified on Schedule 10.14(o).


         Notwithstanding the foregoing, the Company shall not grant, or permit to exist, any lien on or security interest in any Collateral in contravention of Section 4.03 of the Security Agreement.

SECTION X.15.    Limitation on Transactions with Affiliates.

         The Company and the Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into any transaction not in the ordinary course of its business (excluding (i) transactions between the Company and Subsidiaries or between or among Subsidiaries, and (ii) transactions permitted under Section 10.9), with any Affiliate other than Permitted Holders, unless a majority of its Board of Directors or its Members, as the case may be, shall determine in its good faith judgment and evidenced by a Board Resolution that:

                 (1) the terms of such transaction are in the best interests of the Company, the Guarantor or such Subsidiary; and

                 (2) such transaction is on terms no less favorable to the Company, the Guarantor or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate.

         Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and be continuing, the foregoing provisions shall not limit or apply to (i) any transaction or series of transactions (A) which the Board of Directors of the Company or the Members of the Guarantor, as the case may be, shall determine, in good faith, is in the best interest of the Company and (B) as to which the Company shall have delivered to the Trustee a written opinion of an independent nationally recognized investment banking firm stating that this transaction is fair to the Company or the Guarantor, as the case may be, from a financial point of view;
(ii) any Restricted Payment not prohibited by Section 10.9; (iii) payments pursuant to any tax sharing agreement or arrangement among the Guarantor, the Company and any Subsidiaries; and (iv) any transactions between the Guarantor, the Company or any of its Subsidiaries and MS Group or any of its Affiliates involving the provision of financial, investment banking, management consulting or underwriting services by MS Group or any of its Affiliates, provided that the fees payable to MS Group or any of its Affiliates do not exceed the usual and customary fees of MS Group or any such Affiliate charged to persons that are not Affiliates of MS Group or any of its Affiliates (through direct equity ownership, warrants, contract rights or otherwise).

SECTION X.16.    Limitation on Related Business.

         The Company and the Guarantor will not, and will not permit any Subsidiary to, engage in any business other than the businesses in which they are engaged on the date of this Indenture and business activities reasonably complementary or incidental thereto.

SECTION X.17.    Provision of Financial Information.

         The Company shall file with the Trustee:





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         (a)  within 45 days after the close of each quarterly accounting period in each fiscal year of the Company, the Consolidated balance sheets of the Guarantor, the Company and their Subsidiaries as at the end of such quarterly accounting period and the related Consolidated statements of income and cash flow for such quarterly accounting period, together with a management's discussion and analysis relating thereto, all of which shall be certified by an Officer of the Company and the Guarantor as fairly presenting the Consolidated financial condition and results of operations of the Company and the Guarantor in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments;

         (b) within 90 days after the end of each fiscal year of the Company, the Consolidated balance sheets of the Guarantor, the Company and their Subsidiaries as at the end of such fiscal year and the related Consolidated statements of income and cash flow for such fiscal year, certified by independent certified public accountants of recognized national standing, together with (i) a management's discussion and analysis relating thereto and
(ii) a statement of such accounting firm that its audit of such financial statements was conducted in accordance with generally accepted auditing standards; and

         (c) together with the delivery of financial statements under paragraph (a) or (b) above, a certificate of an Officer of the Company certifying that, as of the date of such certificate and as to his or her knowledge, the Company is in compliance with all conditions and covenants under this Indenture and, since the date of the last such certificate delivered by the Company, no Event of Default has occurred or, if such Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto.

         (d) The Company shall, upon receipt of notice from any Holder that is proposes to sell any Securities pursuant to the exemption provided by the Commission's Rule 144A (or any successor thereto), provide at its expense the information required by such Rule, including without limitation a brief statement of the nature of the Company's business and its products and services and the financial information required by such Rule.

SECTION X.18.    Change of Control.

         (a) Upon the occurrence of a Change of Control (as defined below), each Holder of a Security shall have the right to have such Security repurchased by the Company. The Company shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail an Offer with respect to an Offer to Purchase all Securities Outstanding on the Purchase Date at a Purchase Price equal to 101% of their principal amount together with all accrued and unpaid interest to the Purchase Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of





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Section 3.7.  Each Holder shall be entitled to tender all or any portion of the
Securities owned by such Holder or payable to such Holder on any intervening Interest Payment Date.

         (b) The Company shall perform its obligations specified in the Offer for the Offer to Purchase. Prior to the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.

         (c) "Change of Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than one or more Permitted Holders shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding membership interests of the Guarantor; (b) a majority of the seats (other than vacant seats) on the Board of Directors of the Company shall at any time be occupied by persons who were neither (i) nominated by the Board of Directors of the Company nor (ii) appointed by directors so nominated; (c) any change in control (or similar event, however denominated) with respect to the Company or the Guarantor shall occur under and as defined in any indenture or agreement in respect of Debt to which the Company or the Guarantor is a party; or (d) the Company ceases for any reason to be a Wholly Owned Subsidiary of the Guarantor (other than as a result of the merger of the Company into the Guarantor).

SECTION X.19.    Environmental and Safety Compliance.

         The Company shall, and shall cause its Subsidiaries to, comply with all Environmental and Safety Laws, except where failure so to comply could not reasonably be expected to result in a Material Adverse Effect, and provide prompt written notice to the Trustee following the receipt of any written notice of any material violation of any Environmental and Safety Laws from any Governmental Authority.





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SECTION X.20.    Statement by Officers as to Default.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company and the Guarantor are in compliance with all conditions and covenants under this Indenture, including without limitation Section 8.1 and Sections
10.4 to 10.20, inclusive, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. Said Officers' Certificate shall be accompanied by or combined with a certificate signed by an Officer and containing the statements required by
Section 314(a)(4) of the Trust Indenture Act.

         (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto.

         (c) The Company shall deliver to the Trustee, promptly after becoming aware thereof, notice of the commencement of, any action, suit or proceeding that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

SECTION X.21.    Waiver of Certain Covenants.

         The Company and the Guarantor may omit in any particular instance to comply with any covenant or condition set forth in Section 8.1 and Sections
10.4 to 10.20, inclusive, if the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.





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SECTION X.22.    Further Assurances.

         The Company and the Guarantor shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture, including without limitation any instruments necessary to preserve, protect or perfect the validity of security interests created or intended to be created in the Collateral under the Security Documents.

         The Guarantor and the Company will cause each of their existing and subsequently acquired or organized Subsidiaries (other than an Inactive Subsidiary) and each of their Subsidiaries that ceases to be an Inactive Subsidiary (a) to execute and deliver to the Trustee a Subsidiary Guarantee Agreement pursuant to which such Subsidiary will guarantee payment of the Securities on substantially the same terms and conditions as those set forth in
Article XIV, and (b), at such time as there shall be two or more Subsidiary Guarantors to execute and deliver to the Trustee the Indemnity, Subrogation and Contribution Agreement (or a supplement thereto) and (c) each other applicable Security Document in favor of the Trustee as may be deemed necessary by the Company or the Trustee to create a valid, perfected and enforceable security interest in the Collateral of such Subsidiary.

         In addition, from time to time, each of the Company and the Guarantor shall, and shall cause each of their existing and subsequently acquired or organized Subsidiaries (other than an Inactive Subsidiary) and each of their Subsidiaries that ceases to be an Inactive Subsidiary (a) whenever it files any further instruments and documents or takes any other action to better assure, preserve, protect and perfect the security granted to the holders of the First Priority Debt, it will forthwith notify the Collateral Agent thereof and (b) will promptly, at its own expense, execute, acknowledge, deliver and cause to be duly filed comparable instruments and documents and take such comparable actions to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby to the same extent as may be granted to the First Priority Debt.

SECTION X.23.    Compliance with Security Documents.

         Each of the Company and the Guarantor shall, and shall cause each of their Subsidiaries to, comply with all of their respective covenants, commitments and undertakings under each of the Security Documents to which it is a party.


                                   ARTICLE XI

                            Redemption of Securities

SECTION XI.1.    Right of Optional Redemption.





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         The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time and at the Redemption Prices specified in the form of Security hereinbefore set forth, together with accrued interest to the Redemption Date.

SECTION XI.2.    Applicability of Article.

         Redemption of Securities at the election of the Company, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION XI.3.    Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities pursuant to
Section 11.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION XI.4.    Selection by Trustee of Securities to be Redeemed.

         If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000 and which need not, unless the Company otherwise directs, provide for the selection of amounts which are less than $1,000.

         The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION XI.5.    Notice of Redemption.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.





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

         All notices of redemption shall state:

                 (1)  the Redemption Date,

                 (2)  the Redemption Price,

                 (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

                 (4) if an Interest Payment date will occur on or before the Redemption date, that the interest then payable will be paid to the Holder as of the appropriate Record Date,

                 (5) that on the Redemption Date the Redemption Price, together with all accrued and unpaid interest to the Redemption Date, will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date, and

                 (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued and unpaid interest.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION XI.6.    Deposit of Redemption Price.

         On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION XI.7.    Securities Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor





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Securities, registered as such at the close of business on the relevant Record
Dates according to their terms and the provisions of Section 3.7.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.

SECTION XI.8.    Securities Redeemed in Part.

         Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge (except as otherwise provided in Section 3.5), a new Security or Securities of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                  ARTICLE XII

                       Defeasance and Covenant Defeasance

SECTION XII.1.   Company's Option to Effect Defeasance or Covenant Defeasances.

         The Company may at its option by Board Resolution, at any time, elect to have either Section 12.2 or Section 12.3 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article XII.

SECTION XII.2.   Defeasance and Discharge.

         Upon the Company's exercise of the option provided in Section 12.1 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 12.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, the Company's obligations with respect to such





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Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3,  the rights, powers, trusts, duties and immunities of the Trustee hereunder and this Article XII. Subject to compliance with this Article XII, the Company may exercise its option under this Section 12.2 notwithstanding the prior exercise of its option under Section 12.3.

SECTION XII.3.   Covenant Defeasance.

         Upon the Company's exercise of the option provided in Section 12.1 applicable to this Section (i) the Company shall be released from its obligations under Section 10.5 through 10.19, inclusive, and clauses (i) and
(iii) of Section 8.1(b) and (ii) (except with respect to surviving obligations of the Company under Section 12.2) the occurrence of an event specified in
Section 5.1(6) shall not be deemed to be an Event of Default, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION XII.4.   Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section
12.2 or Section 12.3 to the then Outstanding Securities:

                 (1) The Company shall (a) irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9 who shall agree to comply with the provisions of this Article XII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, no later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and each installment of interest on the Securities at Maturity in accordance with the terms of this Indenture and of such Securities, and (b) if such payment of any Securities at Maturity results from a redemption of Securities, the Company shall have given, or made arrangements satisfactory to the Trustee for giving due notice thereof. For this purpose, "U.S. Government Obligations" means securities that





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

         are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                 (2) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.1(8) and (9) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                 (3) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 6.8 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

                 (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

                 (5) The Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 12.2 or the covenant defeasance under Section 12.3 (as the case may be) have been complied with.

                 (6) In the case of an election under Section 12.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not





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

         recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

                 (7) In the case of an election under Section 12.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

                 (8) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

                 (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

SECTION XII.5. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

         Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 12.5, the "Trustee") pursuant to Section 12.4 in respect of the Securities shall be held in trust for the benefit of the Holders of the Securities and applied by the Trustee in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

         Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 12.4 which, in the opinion of a nationally recognized firm of





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independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION XII.6.   Reinstatement.

         If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.2 or 12.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.2 or 12.3; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

                                  ARTICLE XIII

                        Meeting of Holders of Securities

SECTION XIII.1.  Purposes for Which Meetings May Be Called.

         A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

SECTION XIII.2.  Call, Notice and Place of Meetings.

         (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 13.1, to be held at such time and at such place in New York, New York as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

         (b) In case at any time the Company pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 13.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed a notice of meeting as provided above or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount





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above specified, as the case may be, may determine the time and the place in
New York, New York for such a meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

SECTION XIII.3.  Persons Entitled to Vote at Meetings.

         To be entitled to vote at any meeting of Holders of Securities, a Person shall be (1) a Holder of one or more Outstanding Securities, or (2) a Person appointed by an instrument in writing as proxy of a Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION XIII.4.  Quorum; Action.

         The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum for a meeting of Holders of Securities. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved, or may, if convened in any other manner, be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any such adjourned meeting shall be given as provided in
Section 13.2(a), except that such notice need be given not less than ten days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any such adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities which shall constitute a quorum.

         Except as limited by the proviso to Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities; provided, however, that, except as limited by the proviso to Section 9.2, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a majority in principal amount of the Outstanding Securities may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities; and provided, further, that, except as limited by the proviso to Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities may be adopted at a meeting or any adjourned meeting duly reconvened and at which a quorum is present by such specified percentage in principal amount of the Outstanding Securities.

         Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.

SECTION XIII.5. Determination of Voting Rights; Conduct and Adjournment of Meetings.

         (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the person executing the proxy guaranteed by any member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified above.

         (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 13.2(b), in which case the Company or the Holders of Securities that called the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

         (c) At any meeting each Holder of a Security or proxy shall be entitled to one vote for each $1.00 principal amount (or its equivalent) of the Outstanding Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

         (d)  Any meeting of Holders of Securities duly called pursuant to
Section 13.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION XIII.6.  Counting Votes and Recording Action of Meetings.

         The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the Secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.2 and, if applicable, Section 13.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                  ARTICLE XIV

                                   Guarantee

SECTION XIV.1.   Guarantee.

         The Guarantor hereby, jointly and severally with any Subsidiary Guarantors, unconditionally and irrevocably guaranties to each Holder and to the Trustee, and their respective successors and assigns, the due and punctual payment of principal of and, within applicable grace periods, interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption or Offer to Purchase or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and the due and punctual performance within applicable grace period of all other obligations of the Company under this Indenture and the Securities (the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor will remain bound by this Article XIV notwithstanding any extension or renewal of any Obligation.

         The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations, and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Obligations. The Obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to





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

assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations or (f) (except as provided in Section 14.3 ) any change in the ownership of any Guarantor.

         The Guarantor further agrees that its Guarantee herein constitutes a guaranty of payment when due (and not a guaranty of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         The Obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, and recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the Obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise act as a discharge of the Guarantor as a matter of law or equity.

         The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform its obligations specified in any Offer to Purchase, the Guarantor hereby, jointly and severally with any Subsidiary Guarantors, promises to and will, upon receipt of written demand by the Trustee, forthwith pay or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of
(i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but not to exceed the maximum rate permitted by applicable law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

         The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guarantied hereby until payment in full of all Obligations. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guarantied hereby may be accelerated as provided in Article V for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guarantied hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article V, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for purposes of this Section.

         The Guarantor also agrees, jointly and severally, with any Subsidiary Guarantors, to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION XIV.2.   Execution and Delivery of Guarantee.

         To evidence its Guarantee set forth in Section 14.1, the Guarantor agrees that a notation of such Guarantee substantially in the form set forth in
Section 2.5 hereof, shall be endorsed on each Security authenticated and delivered by the Trustee and that such endorsement shall be executed on behalf of the Guarantor by an Officer or a holder of a power of attorney authorized to execute the Guarantee by manual or facsimile signature.

         The Guarantor agrees that its Guarantee set forth in Section 14.1 shall remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of such Guarantee.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this indenture on behalf of the Guarantor.

SECTION XIV.3.   Successors and Assigns.

         This Article XIV shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION XIV.4.   No waiver, etc.

         Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XIV shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies and benefits which either may have under this Article at law, in equity, by statute or otherwise.

SECTION XIV.5.   Modification, etc.

         No modification, amendment or waiver of any provision of this Article XIV, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, subject to the prior written consent of the Holders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle the Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.

                                   ARTICLE XV

                               Security Documents

SECTION XV.1.    Security Documents.

         (a) In order to secure the due and punctual payment of the Second Priority Notes and the Securities, the Company, the Guarantor and the Trustee, in its capacity as Collateral Agent, have entered into or will enter into, as the case may be, the Security Documents to create the security interests thereunder and for related matters. The Company and the Guarantor covenant and agree that they have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer, confirm and grant a security interest in the property constituting the Collateral, in the manner and form done in the Security Documents or intended to be done, and that (a) each will forever warrant and defend the title to the same against the claims of all Persons whatsoever in each case free and clear of all Liens whatsoever, except Liens permitted by Section 10.14, (b) each will execute, acknowledge and deliver to the Trustee, as such Collateral Agent, such further assignments, transfers, assurances or other instruments and will do or cause to be done all such acts and things as may be necessary or proper to assure and confirm to the Trustee, as Collateral Agent, its interest in the Collateral, or any part thereof, as from time to time constituted, and the right, title and interest in and to the Security Documents so as to render the same available for the security and benefit of this Indenture and of the Second Priority Notes and the Securities.

         (b) Each Holder, by accepting the Securities, consents and agrees to all of the terms and provisions of the Security Documents, including the relative priority of the interests of the Second Priority Notes and the Securities with respect to the Collateral, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture, and authorizes and directs the Trustee to enter into each of Security Documents to which it is a party and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any provision of the Security Documents limits, qualifies, or conflicts with the duties imposed by the provisions of the Trust Indenture Act, the Trust Indenture Act controls.

         (c) So long as the Morgan Stanley Note Agreement or any Second Priority Note remains in effect, as between the holders of the Second Priority Notes and the Holders of the Securities, the Collateral (including for this purpose the Real Property covered by the Mortgages) as now or hereafter constituted shall be held for the benefit of all such holders without distinction as security for the Second Priority Obligations and the Obligations, except that, after foreclosure any proceeds shall be applied first to the payment in full of the Second Priority Obligations pursuant to Section
5.6. Thereafter, as amongst the Holders, the Collateral (including for this purpose the Real Property covered by the Mortgages) as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Obligations.

SECTION XV.2.    Recording, Opinion of Counsel, Etc.

         The Company and the Guarantor will cause, at their own expense, this Indenture, the Security Documents, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Liens of the Security Documents and all parts of the Collateral and to effectuate and preserve the security of the Holders and all rights of the Trustee.

         The Company and the Guarantor shall furnish to the Trustee and the Collateral Agent:

         (a) promptly after the execution and delivery of this Indenture and each of the Security Documents or other instrument of further assurance, an Opinion of Counsel stating that, in the opinion of such Counsel, the Security Documents and other instruments of further assurance, and any required financing statements with respect thereto, have been properly recorded, endorsed, registered and filed or other action has been taken, so as to make effective the Liens intended to be created thereby, and reciting the details of such action or stating that, in the opinion of such Counsel, no such action is necessary to make such Liens effective; and

         (b) within 15 days after September 30 in each year beginning with the year 1997, an Opinion of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and the Security Documents, financing statements, supplemental indentures, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Security Documents and reciting the details of such action, or stating that, in the opinion of counsel, no such action prior to October 31 of the subsequent year is necessary to maintain such Lien.

         The Trustee shall hold in its possession the Security Documents, except as it from time to time may be required for actions, suits or proceedings relating to the Security Documents or for the purpose of enforcing or realizing upon any right or value thereby represented. The Trustee may, from time to time, in its sole discretion, for the purpose of convenient location of the Security Documents, appoint one or more agents to hold physical custody, for the account of the Trustee, of the Security Documents.


SECTION XV.3.    Trust Indenture Act Requirements; Release of Collateral.

         The release of any Collateral from the terms of any of the Security Documents or the release, in whole or in part, of the Liens created by any of the Security Documents, will not be deemed to impair the security interests thereunder in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the applicable Security Documents and pursuant to, and in accordance with, the terms hereof. Subject to the provisions of Section 6.06 of the Security Agreement, to the extent applicable, without limitation, the Company, the Guarantor and each other obligor on the Securities shall cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the Liens of the Security Documents to be complied with. Any certificate required by Section 314(d) of the Trust Indenture Act may be made by two Officers of the Company, except in cases which Section 314(d) of the Trust Indenture Act requires that such certificate be made by an independent Person.

SECTION XV.4.    Release of Lien.

         (a) In the case of releases other than pursuant to Section 6.06 of the Security Agreement, so long as no Event of Default has occurred and is continuing, Collateral may be released from the Lien and security interest created by this Indenture and the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Trust Indenture Act (to the extent applicable and except as otherwise provided in the Security Documents) and as provided hereby.

         (b) Upon the request of the Company pursuant to an Officers' Certificate and an Opinion of Counsel certifying that all conditions precedent hereunder and under the Security Documents have been met (and at the sole cost and expense of the Company) and upon the satisfaction of such conditions precedent, the Collateral Agent may release (i) Collateral which may be released with the consent of the Holders pursuant to Article IX hereof and the Security Agreement, (ii) Collateral which may be released pursuant to Section
6.07 of the Security Agreement, and (iii) all Collateral upon discharge or defeasance of this Indenture in accordance with Articles IV or XII hereof and the Security Agreement.

         (c) The release of any Collateral from the terms of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof.

         (d)     Whenever Collateral is to be released in accordance with this
Section 15.4, the Collateral Agent shall execute any reasonable documents or termination statements necessary to release the Lien of the Security Documents.

SECTION XV.5.    Impairment of Security Interest.

         The Guarantor and the Company will not, and will not permit any Subsidiary to, take or omit to take any action which reasonably might or would have the result of affecting or impairing the security interests with respect to the Collateral in contravention of this Indenture, and the Company and the Guarantor shall not (and shall cause the Subsidiaries not to) grant to, or suffer to exist in favor of, any Person any interest whatsoever in the Collateral except as permitted by the Security Documents or this Indenture. Except for the Credit Agreement, the Guarantor and the Company will not, and will not permit any Subsidiary to, enter into any agreement or instrument that by its terms expressly requires that the proceeds received from the sale of any Collateral, including without limitation any Real Property, be applied to repay, redeem or otherwise retire any Debt of any Person other than as set forth in this Article XV and the Security Documents.

SECTION XV.6. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

         The Trustee is authorized to receive any funds for the benefit of Holders of Securities distributed by the Collateral Agent under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.


                                  ARTICLE XVI

                                 Miscellaneous

SECTION XVI.1.   Usury Savings Clause.

         Interest on the Debt evidenced by the Securities is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of the Debt evidenced by the Securities or otherwise, shall the interest contracted for, charged or received by the Holders exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Indenture, the Securities or of any other document evidencing, securing, guaranteeing or otherwise pertaining to the Debt evidenced by the Securities, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances any Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Indenture, the Securities or any other document evidencing, securing, guaranteeing or otherwise pertaining to the Debt evidenced by the Securities or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on the Debt of the Securities held by such Holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Debt of the Securities held by such Holder, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any Debt of the Company to the Holders, under any specific contingency, exceeds the highest lawful rate, the Company and the Holders shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof,
(c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such Debt so that the actual rate of interest on account of such Debt does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such Debt, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this Section shall control and supersede ever other conflicting provision of this Indenture and the Securities.

             ______________________________________________________

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                        PREMIUM STANDARD FARMS, INC.



                                        By  /s/ W.R. Patterson
                                           ---------------------------
                                           Name:  W.R. Patterson
                                           Title: Vice President


                                        PSF HOLDINGS, L.L.C.



                                        By /s/ W.R. Patterson
                                           ----------------------------
                                           Name:  W.R. Patterson
                                           Title: Vice President


                                        FLEET NATIONAL BANK



                                        By /s/ Paul D. Allen
                                          ----------------------------
                                           Name:  Paul D. Allen
                                           Title: Vice President

STATE OF NEW YORK    )  ss.:
COUNTY OF NEW YORK)

         On the _____ day of September __, 1996, before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he is a _____________________ of Premium Standard Farms, Inc., one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


                         ______________________________


STATE OF NEW YORK    )  ss.:
COUNTY OF NEW YORK)

         On the _____ day of September __, 1996, before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he is a _____________________ of PSF Holdings, L.L.C., the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Members of said limited liability company.


                         ______________________________


STATE OF NEW YORK    )  ss.:
COUNTY OF NEW YORK)

         On the _____ day of September __, 1996, before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he is a _____________________ of Fleet National Bank, one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                         ______________________________